Exhibit 99.1

Broadwind Energy Names Stephanie K. Kushner

President and Chief Executive Officer

Cicero, Ill., May 23, 2016 —  Broadwind Energy, Inc. (NASDAQ: BWEN) today announced that Stephanie K. Kushner has been named President and Chief Executive Officer, effective May 20. Kushner, 60, has been the Company’s Interim President and CEO since December 2015. She is a member of the Board of Directors and has served as the Company’s Chief Financial Officer since August 2009. The Board voted to appoint Kushner to her new position during its May meeting.

Broadwind Chairman David Reiland stated, “As our Chief Financial Officer for the last seven years, Stephanie has been instrumental in leading the Company’s financial activities including improving liquidity, successfully completing a multi-year restructuring plan and implementing cost control procedures throughout the Company targeting an $8 million reduction in fixed overhead and operating expense in 2016. During her recent tenure as Interim CEO, Stephanie has led Broadwind’s team through the initial stages of a major turnaround in operating and financial performance.”

Mr. Reiland continued, “Stephanie’s vision for the future is aligned with the Board’s strategic priorities for the Company to be a healthy, profitable organization that will return value to its shareholders.”

Kushner stated, “I am thrilled to work with the Board and our talented team to take the Company to the next level. I am incredibly proud of the high-quality towers and gears that we produce and look forward to leading the Company on our path forward.”

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward looking statements”, as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically; (iv)  the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our restructuring efforts, including estimated costs and saving opportunities; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com